Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Art Technology Group, Inc. pertaining to the Primus 1999 Non-officer Stock Option Plan and Primus 1999 Stock Incentive Compensation Plan of our report dated January 26, 2004, with respect to the consolidated financial statements of Art Technology Group, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
October 29, 2004